As filed with the
      Securities and Exchange Commission on April 26, 1996

                                        Registration No. 33-
                                                            -------

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
- ----------------------

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
- ----------------------
McKESSON CORPORATION
     (Exact name of registrant as specified in its charter)

       Delaware                                   94-3207296
 (State or other juris-                         (I.R.S. Employer
diction of incorporation)                      Identification No.)

    One Post Street                                  94104
   San Francisco, CA                              (Zip Code)
 (Address of principal
 executive offices)

   Automated Healthcare, Inc. 1990 Employee Stock Option Plan
                    (Full title of the plan)

                                   Copy to:
Nancy A. Miller                    Ivan D. Meyerson
Vice President and                 Vice President and
Corporate Secretary                General Counsel
One Post Street                    One Post Street
San Francisco, CA  94104           San Francisco, California 94104

   (Name, address and telephone number of agents for service)

                         (415) 983-8300
 (Telephone number, including area code, of agents for service)

                 CALCULATION OF REGISTRATION FEE

                           Proposed   Proposed
Title of                   maximum    maximum     Amount
securities     Amount      offering   aggregate   of
to be          to be       price      offering    registration
registered     registered  per share  price(1)    fee(1)
- ----------     ----------  ---------  --------    -------------
Common Stock,
par value
$.01 per share   66,573     $2.162    $143,930.83     $49.63
- -------------------------------------------------------------


Rights to
purchase
 Preferred
 Stock (2)       66,573       N/A           N/A        $49.63
- --------------------------------------------------------------

Total
Registration
Fee                N/A        N/A            N/A       $49.63
- --------------------------------------------------------------

(1)  Calculated pursuant to Rule 457(h).

(2)  Associated with the Common Stock are Rights to purchase
     Preferred Stock that will not be exercisable or evidenced
     separately from the Common Stock prior to the occurrence of certain events.
                ---------------------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


                             PART I
                             ------

Item 1.   Plan Information.*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual
          -----------------------------------------------
          Information.*
          -----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the
"Securities Act") and the Note to Part I of Form S-8.


                             PART II
                             -------

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

      The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

            (a) The Registrant's Annual Report on Form 10-K (File No. 1-13252) for the fiscal year ended March 31, 1995.

            (b)   The Registrant's Quarterly Reports on Form 10-Q
(File No. 1-13252) for the quarters ended June 30, 1995, September 30, 1995 and December 31, 1995. The Registrant's Current Report on Form 8-K dated April 8, 1996.

            (c) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10
(File No. 1-13252).

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.


Item 4.   Description of Securities.
          -------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

      The legality of the securities offered hereby will be passed upon for the Registrant by Ivan D. Meyerson, Vice President and General Counsel of the Registrant. Mr. Meyerson owns 22,404 shares of the Registrant's common stock directly, 4,305 shares of the Registrant's common stock indirectly, and 109,316 options to acquire the Registrant's common stock.


Item 6.   Indemnification of Directors and Officers.
          ----------------------------------------

      Paragraph 7 of Article VI of the Registrant's Restated
Certificate of Incorporation provides as follows:

      "7. The Corporation shall indemnify (a) its directors to the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, including the advancement of expenses under the procedures provided by such laws, (b) all of its officers to the same extent as it shall indemnify its directors, and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. Subject only to any limitations prescribed by the laws of the State of Delaware now or hereafter in force, the foregoing shall not limit the authority of the Corporation to indemnify the directors, officers and other employees and agents of this Corporation consistent with law and shall not be deemed to be exclusive of any rights to which those indemnified may be entitled as a matter of law or under any resolution, By-Law provision, or agreement."

      Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Registrant is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

      The directors and officers of the Registrant and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Registrant is similarly insured, with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in
Article VIII of the Registrant's By-Laws ("Article VIII"), the Registrant has entered into indemnification agreements with its directors and officers. Those agreements, in effect, give each director and officer a contractual right to assert against the Registrant the indemnification rights provided to them in Article VIII upon the occurrence of an Indemnifiable Event (as defined in the agreements). The agreements further provide for the funding of a trust by the Registrant in certain specified circumstances in an amount sufficient to satisfy the indemnitees' expenses and liabilities relating to an Indemnifiable Event.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.




Item 8.   Exhibits.
          --------

          See Index to Exhibits.


Item 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (A)  to include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

          (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 24th day of April, 1996.


                              McKESSON CORPORATION
                              (Registrant)



                              By:  /s/ Nancy A. Miller
                                   ----------------------------
                                   Nancy A. Miller
                                   Vice President and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of April, 1996.


Signature                          Title
- ---------                          -----


ALAN J. SEELENFREUND*
- --------------------     Chairman of the Board, Chief Executive
Alan J. Seelenfreund     Officer and Director (Principal Executive
                         Officer)

DAVID E. McDOWELL*
- --------------------     President, Chief Operating Officer and
David E. McDowell        Director

KEVIN B. FERRELL*
- --------------------     Vice President and Chief Financial Officer
Kevin B. Ferrell         (Principal Financial Officer)

RICHARD H. HAWKINS*
- --------------------     Vice President and Controller (Principal
Richard H. Hawkins       Accounting Officer)

MARY G.F. BITTERMAN*
- --------------------     Director
Mary G.F. Bitterman

TULLY M. FRIEDMAN*
- --------------------     Director
Tully M. Friedman

James R. Harvey          Director

GEORGE M. KELLER*
- --------------------     Director
George M. Keller

JOHN M. PIETRUSKI*
- --------------------     Director
John M. Pietruski

CARL E. REICHARDT*
- --------------------     Director
Carl E. Reichardt

JANE E. SHAW*
- --------------------     Director
Jane E. Shaw



ROBERT H. WATERMAN, JR.*
- ----------------------   Director
Robert H. Waterman, Jr.




/s/Nancy A. Miller
- -----------------------
*By: Nancy A. Miller
     (Attorney-in-Fact)


                        INDEX TO EXHIBITS
                        -----------------


Exhibit Number
- --------------

     4.1 Rights Agreement dated as of September 14, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as
               Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10 and incorporated herein by reference.

     5.1       Opinion of Ivan D. Meyerson, Vice President and
               General Counsel of the Registrant regarding legality of the securities being offered.

     23.1      Consent of Ivan D. Meyerson, Vice President and
               General Counsel of the Registrant (included in
               Exhibit 5.1).

     23.2      Independent Auditors' Consent.

     24.1 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.















                                            EXHIBITS 5.1 and 23.1




                         April 24, 1996




McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, CA 94104


      I am General Counsel of McKesson Corporation, a Delaware corporation (the "Company"). In that capacity I have reviewed the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to 66,573 shares of the Company's Common Stock, par value $0.01 per share, issuable pursuant to the Automated Healthcare, Inc. 1990 Employee Stock Option Plan (the "Stock Plan"). As General Counsel, I am familiar with the Company's Restated Certificate of Incorporation and its Restated By-Laws, as amended to date. I have also examined such other documents, corporate records and instruments as I have deemed necessary or appropriate for the purpose of this opinion.

      Based upon the foregoing, it is my opinion that such shares of Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the
Registration Statement.

                               Very truly yours,



                               /s/ Ivan D. Meyerson
                               Ivan D. Meyerson
                               Vice President and General Counsel









                                                     EXHIBIT 23.2



                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of McKesson Corporation on Form S-8 of our report dated May 12, 1995 (which expresses an unqualified opinion and includes an emphasis paragraph relating to a 1994 change in the method of accounting for postemployment benefits), appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1995.


/s/ DELOITTE & TOUCHE LLP
San Francisco, California
April 24, 1996


                                                     EXHIBIT 24.1


                              POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

           WHEREAS, McKesson Corporation, a Delaware corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), with respect to shares of common stock, $0.01 par value, of the Company to be issued by the Company upon the exercise of employee stock options issued by the Company pursuant to the terms of an Agreement and Plan of Reorganization dated as of April 10, 1996, among the Company, IHA Corp., a wholly-owned subsidiary of the Company and Automated Healthcare, Inc.

           WHEREAS, the undersigned is an officer or director, or both, of the Company,

           NOW, THEREFORE, the undersigned hereby constitutes and appoints Nancy A. Miller and Ivan D. Meyerson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 24th day of April, 1996.


/s/ALAN J. SEELENFREUND

/s/DAVID E. McDOWELL

/s/KEVIN B. FERRELL

/s/RICHARD H. HAWKINS

/s/MARY G.F. BITTERMAN

/s/TULLY M. FRIEDMAN

   JAMES R. HARVEY

/s/GEORGE M. KELLER

/s/JOHN M. PIETRUSKI

/s/CARL E. REICHARDT

/s/JANE E. SHAW

/s/ROBERT H. WATERMAN, JR.